                                                                    Exhibit 1(C)


                        MERCURY QA STRATEGY SERIES, INC.

                              ARTICLES OF AMENDMENT

            Mercury QA Strategy Series, Inc., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

            FIRST: The First Article of the Corporation's charter is hereby amended in its entirety to read as follows:

            The name of the corporation is Merrill Lynch Strategy Series, Inc. (the "Corporation").

            SECOND: Article IV, paragraph (1) of the charter of the Corporation is hereby amended in its entirety to read as follows:

            The total number of shares of capital stock which the Corporation shall have authority to issue is Two Billion (2,000,000,000) shares, of the par value of $.0001 per share, and of the aggregate par value of Two Hundred Thousand Dollars ($200,000). The capital stock consists of three series, known as Merrill Lynch Strategy Growth and Income Fund, Merrill Lynch Strategy Long-Term Growth Fund, and Merrill Lynch Strategy All-Equity Fund (collectively, the "Series," and each, a "Series"). Merrill Lynch Strategy Growth and Income Fund and Merrill Lynch Strategy Long-Term Growth Fund shall each consist, until further changed, of Six Hundred Sixty Six Million, Six Hundred Sixty Six Thousand, Six Hundred Sixty Seven (666,666,667) shares and Merrill Lynch All-Equity Fund shall consist, until further changed, of Six Hundred Sixty Six Million, Six Hundred Sixty Six Thousand, Six Hundred Sixty Six (666,666,666) shares. The shares of each Series shall consist, until further changed, of four classes of shares designated Class A shares, Class B shares, Class C shares and Class D shares (the "Classes"). The Class A shares of each of Merrill Lynch Strategy Growth and Income Fund and Merrill Lynch Strategy Long-Term Growth Fund shall consist until further changed, of One Hundred Sixty Six Million, Six Hundred Sixty Six Thousand, Six Hundred Sixty Six (166,666,666) shares and the Class B shares, Class C shares and Class D shares of Merrill Lynch Strategy Growth and Income Fund and Merrill Lynch Strategy Long-Term Growth Fund shall consist, until further changed, of One Hundred Sixty Six Million, Six Hundred Sixty Six Thousand, Six Hundred Sixty Seven (166,666,667) shares. The Class A and Class B shares of Merrill Lynch All-Equity Fund shall consist, until further changed, of One Hundred Sixty Six Million, Six Hundred Sixty Six Thousand, Six Hundred Sixty Six (166,666,666) shares and the Class C and Class D shares of Merrill Lynch All-Equity Fund shall consist, until further changed, of One Hundred Sixty Six Million, Six Hundred Sixty Six Thousand, Six Hundred Sixty Seven (166,666,667) shares.

            THIRD: The foregoing amendments of the charter of the Corporation as hereinabove set forth were approved by a majority of the entire Board of Directors of the Corporation and are limited to changes expressly authorized by
Section 2-605 of Maryland General Corporation Law to be made without action by the stockholders.

            IN WITNESS WHEREOF: Merrill Lynch Strategy Series, Inc., has caused these presents to be signed in its name on its behalf by its President or one of its Vice Presidents and attested by its Secretary on March 22, 2002.


                                           MERRILL LYNCH STRATEGY SERIES, INC.



                                           By: /s/ Donald C. Burke
                                              --------------------------------
                                                 Name: Donald C. Burke
                                                 Title: Vice President




Attest: /s/ Stephen M. Benham
       ------------------------
       Stephen M. Benham
       Secretary


            THE UNDERSIGNED, President or Vice President of Merrill Lynch Strategy Series, Inc., who executed on behalf of said corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information, and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.



                                           By: /s/ Donald C. Burke
                                              --------------------------------
                                                 Name: Donald C. Burke
                                                 Title: Vice President



                                       2